UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 27, 2015

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0‑27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 – Regulation FD Disclosure.

On July 26, 2015, Hemispherx Biopharma, Inc. (the “Company”) issued a press release announcing that it will be holding an open house for its stockholders at its manufacturing and research facility in New Brunswick, New Jersey.

For more information, please see the July 27, 2015 press released furnished as exhibit 99.1 to this report.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

IMPORTANT INFORMATION: This document may be deemed to be a solicitation of a proxy by the Company and its management related to the upcoming annual meeting of the Company’s stockholders scheduled to be held on September 16, 2015 (the “Annual Meeting”). The Company has filed a preliminary proxy statement related to the Annual Meeting with the Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC. COMPANY STOCKHOLDERS ARE ADVISED TO READ SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may access such documents without charge when they become available at the SEC’s web site (www.sec.gov) and on the Company’s website (http://www.hemispherx.net/content/investor/annualmeeting.asp). They also will be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to the Company in writing at Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 500, Philadelphia, Pennsylvania 19103. Information regarding the security ownership and other interests of the Company’s executive officers and directors is included in the Company’s preliminary proxy statement and will be included in its definitive proxy statement when it is available.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:         Description

99.1	Press release dated July 27, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

July 27, 2015                By:    /s/ William A. Carter M.D.
William A. Carter M.D.,
Chief Executive Officer

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